UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earlier event reported): May 9, 2005

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-19260	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1331 17th Street, Suite 720 Denver, Colorado	80202-1557
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (303) 298-8008

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 9, 2005, Rentech, Inc. issued a press release announcing its financial results for the second quarter ended March 31, 2005. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective May 11, 2005, Douglas L. Sheeran resigned from the Board of Directors of Rentech, Inc. He did not have a disagreement with the company relating to its operations, policies or practices.

Effective May 11, 2005, Michael F. Ray was appointed to the Board of Directors to fill the vacancy created by the resignation of Mr. Sheeran. Also on that date, David P. Zimel was appointed to the Board of Directors to fill a previous vacancy. The term of Mr. Ray extends to the annual meeting of shareholder to be held in 2007. The term of Mr. Zimel extends to the annual meeting of shareholders to be held in 2006.

Mr. Ray was appointed to the nominating and compensation committees. Mr. Zimel was appointed to the audit committee and nominating committee. Mr. Zimel was found to be “independent” as that term is used for evaluating independence of audit committee members in Schedule 14A of the Securities Exchange Act of 1934.

9.01 Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description of Exhibit
99.1	Press Release issued by Rentech, Inc., dated May 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: May 12, 2005	By:	/s/ Ronald C. Butz
Ronald C. Butz
Vice President